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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:   Todd Fromer / Michael Cimini
           KCSA Public Relations Worldwide
           212-896-1215 / 212-896-1233
           todd@kcsa.com / mcimini@kcsa.com

                      SOURCE INTERLINK COMPANIES ANNOUNCES
               MERGER AGREEMENT WITH ALLIANCE ENTERTAINMENT CORP.

     ALLIANCE'S $1 BILLION DVD AND MUSIC DISTRIBUTION AND LOGISTICS BUSINESS
             TO EXPAND SOURCE INTERLINK'S PRODUCT OFFERINGS SOLD AT
                           RETAIL FRONT-END CHECKOUTS

   MANAGEMENT TO HOST CONFERENCE CALL ON FRIDAY, NOVEMBER 19 AT 10:30 A.M. ET

BONITA SPRINGS, FL, NOVEMBER 18, 2004 - SOURCE INTERLINK COMPANIES, INC. (NASDAQ: SORC), the largest direct-to-retail magazine distribution/fulfillment company in North America and a leading provider of magazine information and front-end management services for retailers, today announced the execution of a definitive merger agreement with Alliance Entertainment Corp., a leading provider of logistical and distribution services to retailers of home entertainment content products including DVDs, CDs, video games and related merchandise. In this merger-of-equals, the former equity holders of Alliance Entertainment and the equity holders of Source Interlink Companies will each hold 50% of the fully diluted capitalization of the combined company at the closing.

Alliance Entertainment's customers include Barnes & Noble, barnesandnoble.com, ToysRUs, Sears, Kmart, Meijers, Musicland, Trans World Music, Circuit City, Best Buy, AOL, BJ's Wholesale Club, Blockbuster, Tower Records, Borders, and Hastings Entertainment. Alliance services a total of more than 30,000 stores and over two million individual consumers through its Consumer Direct Fulfillment business. Currently, Source Interlink's client base consists primarily of retail chains that collectively operate approximately 80,000 stores.

Leslie Flegel, Chairman and Chief Executive Officer of Source Interlink, and other members of Source Interlink's executive management team will continue to lead the combined company. Alan Tuchman, Alliance Entertainment's President and Chief Operating Officer, will join Source Interlink as Executive Vice President of Source Interlink responsible for Alliance operations. Source Interlink's Board of Directors is expected to increase to 11 members, 6 to be designated by Source Interlink and 5 by Alliance Entertainment.

Commenting on the transaction, Leslie Flegel said, "Our merger with Alliance Entertainment will substantially expand our direct-to-retail distribution and fulfillment services beyond our existing magazine periodicals business. The company intends to capitalize on Source Interlink's extensive market expertise at the front-end checkout and its strong relationships with supermarkets, drug stores, convenience stores, mass merchandisers, and other retail outlets, to strengthen Alliance Entertainment's leading position in distribution and logistics management of home entertainment


800 Second Avenue          Tel 212 682 6300           E-mail pr@kcsa.com
New York, NY 10017         Fax 212 697 0910           www.kcsa.com



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content products. We plan to utilize Alliance Entertainment's in-store merchandising capabilities to strengthen our role in the multi-billion dollar mainstream distribution market for magazines. Research has shown the DVD business will continue to have exceptional growth potential for the foreseeable future. We have developed a new marketing plan to expand DVD exposure to the mass market in response to strong consumer demand.

"We expect to realize significant economies of scale through the consolidation of operations and the reduction of redundancies. While we will integrate corporate functions at closing in our world headquarters in Bonita Springs, we anticipate that operating headquarters for the Alliance Entertainment business will remain in Coral Springs for the foreseeable future," Flegel said.

Alan Tuchman stated, "Alliance Entertainment is excited to merge with a company with the market breadth of Source Interlink. Source Interlink's strong retailer relationships are expected to increase our market potential and provide an expanded base to grow our logistics and infrastructure services business for home entertainment content products. Our in-store merchandising capabilities combined with our comprehensive inventory and category management services should prove invaluable as the companies combine their diverse skill sets. We believe the cross-selling opportunities that exist between respective client rosters will enable shareholders of both companies to participate in a substantial growth opportunity."

For the 12 months ended July 31, 2004, on a pro forma basis, the combined company would have had revenue of approximately $1.3 billion and the transaction would have been accretive to Source Interlink's earnings.

The merger is expected to close in Source Interlink's first quarter of fiscal year 2006 and is subject to shareholder and regulatory approvals, obtaining existing lender consent and other customary closing conditions.

Jefferies & Company, Inc. has acted as financial advisor to Source Interlink and, at the request of the Source Interlink board of directors, has issued an opinion to the board that, based on and subject to certain assumptions set forth therein, as of the date hereof, the exchange ratio in the merger agreement is fair to Source Interlink from a financial point of view.

Source Interlink has scheduled a conference call for 10:30 a.m. Eastern Time on November 19, 2004 to discuss the transaction in more detail. To access the call in a 'listen only' mode via the Internet, go to www.fulldisclosure.com. Please allow extra time prior to the call to visit the site and download any necessary audio software. The online archive of the webcast will be available for 30 days following the call.

TERMS OF THE AGREEMENT

Under the terms of the agreement, Source Interlink will issue to Alliance Entertainment equity holders a number of shares of its common stock (including shares reserved for issuance pursuant to outstanding options, warrants and other rights assumed by Source Interlink) equal to Source Interlink's common stock outstanding prior to the closing of the merger (including those shares issuable for outstanding options, warrants and other rights). The former equity holders of Alliance Entertainment and the equity holders of Source Interlink will each hold 50% of the fully diluted capitalization of the combined company at the closing. Based on figures as of November 15, 2004,

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Source Interlink would issue approximately 27.2 million shares of Source
Interlink common stock to Alliance Entertainment shareholders and assume the obligation to issue an additional 800,000 shares upon exercise of currently outstanding Alliance Entertainment employee stock options and other rights. The proposed share-for-share transaction is intended to be tax free and will result in Alliance Entertainment merging into a wholly owned subsidiary of Source Interlink. Prior to the merger, Alliance Entertainment will spin-off certain non-core assets related solely to its "All Media Guide" and "Digital On-Demand" businesses.

ABOUT SOURCE INTERLINK

Source Interlink Companies is a leading provider of fulfillment and marketing services to retail companies who collectively operate approximately 80,000 stores, most major magazine publishers and consumer product manufacturers of confections and general merchandise. Its business consists of three interrelated operating groups: Magazine Fulfillment, In-Store Services and Wood Manufacturing.


    o Magazine Fulfillment manages the direct distribution of magazines to more than 7,000 retail outlets in the specialty retail market operated by 33 retail chains plus independent retailers. It assists these retailers with the selection, logistical procurement and fulfillment of approximately 4,000 monthly and 50 weekly magazine titles. The Fulfillment operating group is the largest U.S. importer of foreign magazine titles and a leading exporter of U.S. titles to the international market.

    o In-Store Services assists retailers in the mainstream retail market with the design, manufacture and implementation of their front-end merchandising programs. This group provides other value-added services to retailers, publishers and other vendors, including assistance with publisher rebate and other fee collection as well as access to real-time sales and marketing information on more than 10,000 magazine titles, enabling customers to make more informed decisions regarding product placement and distribution.

    o Wood Manufacturing designs and manufactures wood displays and store fixtures for leading specialty retailers.

For more information, please visit the company's website,http://www.sourceinterlink.com/.

ABOUT ALLIANCE ENTERTAINMENT CORP.

Alliance Entertainment Corp. (AEC) is a leading total solutions provider of business-to-business infrastructure services that are integral to the home entertainment products marketplace. AEC offers an extensive product inventory (including DVDs, CDs, video games and related merchandise), e-commerce fulfillment capabilities and innovative technology and support services for today's marketplace, including third party logistics services. Alliance offers just-in-time product distribution and fulfillment services for DVDs, music and related home entertainment products to national music and video retailers, mass merchants, variety, e-commerce and independent retailers. Alliance Entertainment's business is composed of direct-to-retail store distribution, category management and Consumer Direct Fulfillment (CDF). AEC customers include Barnes & Noble, barnesandnoble.com, ToysRUs, Sears, Kmart, Meijers, Musicland, Trans World Music, Circuit City, Best Buy, AOL, BJ's Wholesale Club, Blockbuster, Tower Records, Borders, Hastings Entertainment In total, AEC services over 30,000 storefronts and over two million individual consumers through its Consumer Direct Fulfillment business.

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SAFE HARBOR STATEMENT

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to, among other things, (i) timing of the merger, (ii) future business operations, plans, strategies and financial results, (iii) the ability to leverage existing relationships, (iv) cross-selling opportunities, (v) product and service offerings and capabilities, (vi) market growth and opportunities,
(vii) expected synergies, integration, elimination of redundancies and economies of scale and (viii) growth potential. These forward-looking statements reflect Source Interlink's and Alliance Entertainment's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Factors that could cause actual results to differ include: (i) the challenges and costs of closing, integration and restructuring and the ability to achieve anticipated synergies associated with the announced plans to merge Source Interlink and Alliance Entertainment; (ii) an evolving market, (iii) market uncertainty with respect to the proposed merger and acceptance of the combined company's product offerings by customers and partners; (iv) adverse changes in general economic or market conditions; (v) regulatory or other delays in completing the proposed merger in a timely manner or at all; (vi) the ability to attract and retain employees pending the consummation of the merger and thereafter; (vii) intense competition in the marketplace and (viii) other events and other important factors disclosed previously and from time to time in Source Interlink's filings with the Securities and Exchange Commission, including its 10-K filings. Source Interlink and Alliance Entertainment do not intend to and disclaim any duty or obligation to update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE YOU CAN FIND IT

In connection with the proposed merger between Source Interlink and Alliance Entertainment Corp. described in this press release, Source Interlink intends to file a registration statement on Form S-4 including a proxy statement/prospectus and other materials with the Securities and Exchange Commission. Investors and security holders are urged to read these materials when they become available because they will contain important information about the merger. Investors and security holders may obtain a free copy of these materials when they become available, as well as other materials filed with the Securities and Exchange Commission concerning Source Interlink at the Securities and Exchange Commission's website, http://www.sec.gov.

Source Interlink, Alliance Entertainment and its respective board members and executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies from the shareholders of Source Interlink and Alliance Entertainment in connection with the merger agreement. Information about the board members and executive officers of Source Interlink and their ownership of Source Interlink shares is set forth in the proxy statement for Source Interlink's 2004 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on May 28, 2004. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.

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